Exhibit 99.1

FOR FURTHER INFORMATION:

At Bedford Property Investors:

Peter B. Bedford

Stephen M. Silla

Chairman of the Board and

Senior Vice President

Chief Executive Officer

(925) 283-8910

FOR IMMEDIATE RELEASE

BEDFORD PROPERTY INVESTORS

ANNOUNCES $24,750,000 PROPERTY SALE

LAFAYETTE, CA—December 21, 2004—Bedford Property Investors, Inc. (NYSE: BED) announced today the sale of an office property in San Diego, California for a sale price of $24,750,000.  The property, known as Scripps Wateridge, represents 123,853 square feet in two buildings, as well as 4.3 acres of adjacent undeveloped land.  The sale resulted in a GAAP gain on sale of approximately $8.9 million.

“This property has performed well for us during our period of ownership,” said Peter B. Bedford, Chairman of the Board and Chief Executive Officer.  “As part of our ongoing evaluation of a broad range of strategic alternatives, we determined that the sale of this property at this time is consistent both with that evaluation and with our goal of creating value for our stockholders.  We are continuing to evaluate the strategic alternatives available to us as and when they may arise.”

Bedford Property Investors is a self-administered equity real estate investment trust (REIT) with investments in suburban office buildings and industrial properties concentrated in the western United States.  It is traded on the New York Stock Exchange and the Pacific Exchange under the symbol “BED” and its web site is www.bedfordproperty.com.

Please note:  This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs, including, among other things, the company’s ongoing evaluation of its strategic alternatives.  These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to be materially different from those expressed, expected or implied by the forward-looking statements.  The risks and uncertainties that could cause our actual results to differ from management’s estimates and expectations are contained in the company’s filings with the Securities and Exchange Commission, including its 2003 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q. The company does not undertake to update forward-looking information contained herein or elsewhere to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.

009450-0007-08704-PaloAlto.2072636.1

12/21/04 3:16 PM